INTERSECTIONS INC.
© Intersections Inc.

INTERSECTIONS INC.

NASDAQ: **INTX**
www.intersections.com

Corporate Update

4th Quarter 2009 Earnings Call
March 16, 2010

INTERSECTIONS INC.

© Intersections Inc.

NASDAQ: INTX

www.intersections.com

Safe Harbor Statement

Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered
“forward-looking statements.” These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by these statements. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the company’s filings with the U.S.
Securities and Exchange Commission. The company undertakes no obligation to revise or update any forward-looking statements.

Table of Contents
1.Corporate Overview
2.2009 Highlights
3.Consumer Solutions Overview
4.Consumer Solution 2009 Results
5.Business Services Overview
6.Business Services 2009 Results
7.2009 Financial Results
8.2010 Outlook

Corporate Overview
 ● Founded in 1996, traded on NASDAQ: INTX
 ● Leading global provider of consumer and corporate identity risk management services
 ● We offer the most comprehensive identity theft protection products available
 ● Protected the identities of more that 30 million customers
 ● Partnerships with more than 1,300 companies in the United States,
 United Kingdom, and Canada

2009 Highlights
 ● Solid performance in Consumer businesses in a challenging economic environment
 ● Record Total Revenue of $364.4 million
 ● Renewed relationships with all major clients that had renewal bids in
 2009
 ● Entered new programs and portfolios with key financial institution partners
 ● Increased Call Center save rates across all partners in 2009
 ● Added new banking partners and partners not in the financial services sector
 ● Cash Flow from Operations was $17.4 million in 2009

Consumer Solutions Overview
 ● Started in 1996 selling credit monitoring to consumers
 ● Early pioneer in the identity theft protection industry, we were one of the first to offer consumers:
 • Credit Related Products -- 3 bureau reports and monitoring, daily alerts, identity theft recovery assistance
 • Fraud Related Products -- Public record monitoring, ID risk assessment, internet surveillance
 ● Today, we sell the most comprehensive and best value identity theft protection services available through:
 • Private label branding for many leading financial institutions in North America
 • Directly to consumers under our award winning IDENTITY GUARD® brand
 ● Proven subscription-based model creating strong, predictable cash flow
 • Acquire subscribers at affordable costs
 • Retain them with the best products and highest quality service
 ● Currently protecting more than 4.3 million subscribers

Consumer Solutions Segment 2009 Results
 ● Revenue grew to $343.6 million (increase of $12.7 million from ‘08)
 • The percentage of revenue from direct marketing arrangements increased to 87.6%
 (growth from both direct endorsed and Consumer Direct)
 • New partners signed in last 3 years added $14 million in 2009 (estimate)
 ● Adjusted EBITDA was $29.8 million ($21.4 million lower than ‘08)
 • Cost of Revenue was $90 million ($6.6 million lower than ‘08), reduction primarily due to lower new subscribers adds
 • Marketing expense was $65.3 million ($12.8 million higher than ‘08), increase primarily from Consumer Direct advertising
 • Commission expense increased to $110.3 million ($24.3 million higher than ‘08), increase due to growth of direct revenue and increase of pre-paid commissions
 • G&A expenses increased to $52.8 million ($4 million higher than ’08), increase due to infrastructure development expenses and staffing for Consumer Direct
 ● Ended 2009 with 4.3 million subscribers, 9% fewer than 2008
 • Primarily due to decrease in new card activations driving lower subscriber additions
 ● Cancellations within first 90 days increased to 30.6%, overall retention improved to 55.3% from 50.4%
 • Early attrition increased due primarily to more promotional marketing with non-
 traditional clients

Business Services Overview
 ● Background screening through Screening International LLC
 • Verification of employment, education and criminal histories for job applicants, potential suppliers and business partners.
 ● Online brand protection through Net Enforcers, Inc.
 • Online protection services designed to help corporate brand owners combat the growing threats of Internet commerce.
 ● Bail bond industry solutions through Captira Analytical, LLC
 • Management tools that allow bail bonds companies to make more informed client decisions, monitor up-to-date bond inventory and organize financial records.

Business Services 2009 Results
  Screening International
 ● Revenue was $18.5 million (decrease of $9.4 million from ’08)
 ● Loss from Ops before impairment charges was $5.3 million (decrease of
 $386 thousand from ‘08)
 ➢ Depressed hiring worldwide led to significant revenue reduction, partially offset by aggressive cost reductions
 Net Enforcers
 ● Revenue was $2.1 million (decrease of $529 thousand from ‘08)
 ● Loss from Ops before impairment charges was $5.6 million (decrease of
 $4.6 million)
 ➢ Legal expenses drove higher losses
 Captira Analytical
 ● Revenue was $342 thousand (increase of $213 thousand from ‘08)
 ● Loss from Ops before impairment charges was $2.1 million
 (improvement of $619 thousand)
 ➢ Results reflect slower market penetration than planned

 ● Total Revenue new record of $364.4 million
 • Growth primarily came from increase in direct subscribers with endorsed partners and Consumer Direct
 • All segments reported revenue growth in 4Q from 3Q of ‘09
 ● Adjusted EBITDA before stock based compensation and impairment charge was $18.6 million, decrease from prior year was due to:
 • Heavy investments (marketing and infrastructure) to build Consumer
 Direct
 • Losses in Business Services division due to economy and legal expenses for Net Enforcers.
 • Discover included until September 2008
 ● Cash Flow Provided by Operations was a $17.4 million
Fiscal 2009 Financial Results

 In 2010 we expect:
 ● Fewer total subscribers, but a higher percentage of direct subscribers
 ● Total Revenue Growth similar to 2009
 ● Adjusted EBITDA growth driven by
 ➢ Steady business with endorsed partners
 ➢ Turn around in Business Services
 • From Loss from Operations (before impairments, depreciation and amortization) of $11.2 million in 2009
 ➢ Consumer Direct revenue will essentially equal or exceed
 Consumer Direct marketing in 2010
 • We estimate net marketing investment (revenue less marketing) to be reduced by between $6 to $10 million as revenue increases and we adjust marketing spend.
Fiscal 2010 Outlook

INTERSECTIONS INC.

© Intersections Inc.

Thank You

NASDAQ: **INTX**

www.intersections.com

Business Services Loss from Operations Reconciliation
FY 2009
$ in thousands
	Background Screening	Online Brand Protection	Bail Bonds Solutions	Business Services

Loss from operations	$ (11,604)	$ (5,768)	$ (2,890)	$ (20,262)

Goodwill, intangible and long-
lived asset impairment charges	$ 6,310	$ 125	$ 824	$ 7,259

Depreciation	$ 858	$ 12	$ 44	$ 914

Amortization	$ 392	$ 69	$ 426	$ 887

Loss from operations (Before	$ (4,044)	$ (5,562)	$ (1,596)	$ (11,202)
impairment charges, depreciation,
and amortization)